POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Richard J.
Smith,
Al Maximiuk and Liesl A. Maloney, signing singly, his or hertrue and lawful attorney-in-fact to:

 1. execute for and on behalf of the
undersigned,
with respect to the undersigned's
position as an officer
of Ramco-Gershenson
Properties Trust (the "Trust"), a Form ID and Forms

3,4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules
thereunder;

 2. do and perform any and all
acts for and on behalf
of the undersigned which may be necessary or

desirable to complete and execute any such Form ID or Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange, stock market or similar authority; and


 3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each
such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act
of 1934.

 This Power of Attorney shall
remain in full
force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned
has caused
this Power of Attorney to be executed as of this 14th day of
June 2005.

				    /s/ Catherine Clark
				    Catherine Clark